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                                                                       EXHIBIT 5


                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108

TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420


                                December 19, 2000


Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139

         We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Genzyme Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof. The Registration Statement relates to 1,644,063 shares of Genzyme Biosurgery Division common stock, $0.01 par value (the "Shares"), that are issuable upon the exercise of options assumed by the Company in connection with the merger of Biomatrix, Inc. ("Biomatrix") into a wholly-owned subsidiary of the Company pursuant to the terms of the Agreement and Plan of Merger dated as of March 6, 2000, as amended, by and among the Company, Biomatrix and Seagull Merger Corporation. These options were originally granted to employees and directors under Biomatrix' 1994 Stock Option Plan and Nonemployee Director Option Plan and are currently exercisable upon the same terms and conditions as provided in the Biomatrix plan under which the options were issued, except that the assumed options are exercisable for shares of Genzyme Biosurgery Division common stock (the "Exercise Terms").

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that when issued in accordance with the Exercise Terms, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as a part of the Registration Statement.


                                                  Very truly yours,

                                                  /s/ Palmer & Dodge LLP

                                                  Palmer & Dodge LLP